As filed with the Securities and Exchange Commission

July 15, 2005

Registration Nos. 333-72920
and 333-113387

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BENTLEY PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-1513162
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Bentley Park, 2 Holland Way, Exeter, New Hampshire	03833
(Address of Principal Executive Offices)	(Zip Code)

2001 Employee Stock Option Plan of

Bentley Pharmaceuticals, Inc.

(Full title of Plan)

JAMES R. MURPHY

Chairman, President and Chief Executive Officer

Bentley Pharmaceuticals, Inc.

Bentley Park, 2 Holland Way

Exeter, New Hampshire 03833

(Name and address of agent for service)

(603) 658-6100

(Telephone number, including area code, of agent for service)

with copies to:

NATHANIEL S. GARDINER, ESQ.

Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 239-0100

Deregistration of Shares

The Bentley Pharmaceuticals, Inc. 2005 Equity and Incentive Plan (the “2005 Plan”) was approved by the Registrant’s stockholders on May 24, 2005 to replace the Registrant’s Amended and Restated 1991 Stock Option Plan, 2001 Employee Stock Option Plan and 2001 Directors’ Stock Option Plan (collectively, the “Prior Plans”).  All shares available or that may become available under the Prior Plans, along with all shares that may become available under certain options currently granted outside of any plan, were transferred to the 2005 Plan.  No further options will be granted under the Prior Plans, though the provisions of these plans shall continue to apply to options granted under these plans.

This Post-Effective Amendment No. 1 to Registration Statement Nos. 333-72920 and 333-113387 (together, the “Registration Statements”) is being filed for the purpose of deregistering an aggregate of 402,650 shares of Common Stock previously registered that remain available for issuance under the 2001 Employee Stock Option Plan (the “2001 Plan”).  The 402,650 shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the 2005 Plan, and the associated registration fee paid by the Registrant to register shares issuable under the 2001 Plan on the Registration Statements will be carried forward and applied to the registration fee necessary to register shares issuable under the 2005 Plan.  There remain 1,986,850 shares subject to outstanding options previously granted under the 2001 Plan, and the Registration Statements will remain in effect to cover the potential exercise of such outstanding options.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Exeter, New Hampshire, on the 15th day of July, 2005.

BENTLEY PHARMACEUTICALS, INC.

By:	/s/ James R. Murphy
James R. Murphy
Chairman, President and
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Bentley Pharmaceuticals, Inc., hereby severally constitute and appoint James R. Murphy and Michael D. Price and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to the registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James R. Murphy	Chairman, President, Chief Executive Officer,	July 15, 2005
James R. Murphy	and Director (principal executive officer)

/s/ Michael D. Price	Vice President, Chief Financial Officer,	July 15, 2005
Michael D. Price	Treasurer and Secretary (principal financial and
accounting officer)

Signature	Title	Date

/s/ Michael McGovern	Director	July 15, 2005
Michael McGovern

/s/ Miguel Fernandez	Director	July 15, 2005
Miguel Fernandez

/s/ John W. Spiegel	Director	July 15, 2005
John W. Spiegel

/s/ F. Ross Johnson	Director	July 15, 2005
F. Ross Johnson

/s/ Edward J. Robinson	Director	July 15, 2005
Edward J. Robinson